              Exhibit 99.1

Ooma Reports Second Quarter Fiscal Year 2022 Financial Results

Sunnyvale, Calif., September 2, 2021 -- Ooma, Inc. (NYSE: OOMA), a smart communications platform for businesses and consumers, today released financial results for the fiscal second quarter ended July 31, 2021.

Second Quarter Fiscal 2022 Financial Highlights:

•

Revenue: Total revenue was $47.1 million, up 14% year-over-year. Subscription and services revenue increased to $43.5 million from $38.5 million in the second quarter of fiscal 2021, and was 93% of total revenue, primarily driven by the growth of Ooma Business.

•

Net Income/Loss: GAAP net loss was $0.4 million, or $0.02 per basic and diluted share, compared to GAAP net loss of $0.4 million, or $0.02 per basic and diluted share, in the second quarter of fiscal 2021. Non-GAAP net income was $3.3 million, or $0.13 per diluted share, compared to non-GAAP net income of $3.1 million, or $0.13 per diluted share in the prior year period.

•	Adjusted EBITDA: Adjusted EBITDA was $4.1 million, compared to $3.7 million in the second quarter of fiscal 2021.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma achieved strong results for the second quarter of fiscal 2022, with revenue increasing to $47.1 million and solid non-GAAP profitability,” said Eric Stang, chief executive officer of Ooma.  “Key metrics either improved or remained strong across the business, with business revenues increasing sequentially to 26% year over year and expanding to 48% of total revenue.  Ooma continued to invest in Q2 to execute its leadership strategy for serving small business customers, develop its enterprise business solutions, and expand internationally.  We believe Ooma’s Q2 results combined with the many growth initiatives underway create strong momentum for the second half of our fiscal year.”

Business Outlook:

For the third quarter of fiscal 2022, Ooma expects:

•	Total revenue in the range of $47.8 million to $48.5 million.
•	GAAP net loss in the range of $0.8 million to $1.6 million and GAAP net loss per share in the range of $0.04 to $0.07.
•	Non-GAAP net income in the range of $2.0 million to $2.8 million and non-GAAP net income per share in the range of $0.08 to $0.11.

For the full fiscal year 2022, Ooma expects:

•	Total revenue in the range of $188.5 million to $190.0 million.
•	GAAP net loss in the range of $3.0 million to $4.5 million, and GAAP net loss per share in the range of $0.14 to $0.20.
•	Non-GAAP net income in the range of $10.0 million to $11.5 million, and non-GAAP net income per share in the range of $0.40 to $0.46.

The following is a reconciliation of GAAP net loss to non-GAAP net income and GAAP basic and diluted net loss per share to non-GAAP diluted net income per share guidance for the fiscal third quarter ending October 31, 2021 and the fiscal year ending January 31, 2022 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	October 31, 2021	January 31, 2022
	(unaudited)
GAAP net loss	($0.8)-($1.6)	($3.0)-($4.5)
Stock-based compensation and related taxes	3.3	13.2
Amortization of intangible assets	0.3	1.3
Non-GAAP net income	$2.0-$2.8	$10.0-11.5

GAAP net loss per share	($0.04)-($0.07)	($0.14)-($0.20)
Stock-based compensation and related taxes	0.14	0.55
Amortization of intangible assets	0.01	0.05
Non-GAAP net income per share	$0.08-$0.11	$0.40-$0.46

Weighted-average number of shares used in per share amounts:
Basic	23.6	23.5
Diluted	24.9	25.0

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, September 2, 2021. The news release with the financial results will be accessible from the company's website prior to the conference call.

Parties in the United States and Canada can access the call by dialing +1 (833) 233-4456, using conference ID 5264798. International parties can access the call by dialing +1 (647) 689-4135, using conference ID 5264798.

The webcast will be accessible on the Events and Presentations page of Ooma’s investor relations website, https://investors.ooma.com for a period of at least one year. A telephonic replay of the conference call will be available from 8:00 p.m. Eastern time on September 2, 2021 until 11:59 p.m. Eastern time on Thursday, September 9, 2021. To access this replay, parties in the United States and Canada should call +1 (800) 585-8367 and use conference code 5264798. International parties should call +1 (416) 621-4642 and use conference code 5264798.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents the net income before interest and other income, income tax (if any), depreciation and amortization of capital expenditures, amortization of intangible assets, and stock-based compensation and related taxes. Other non-GAAP financial measures exclude stock-based compensation expense and related taxes and amortization of intangible assets.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose.  Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together.  Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer regarding future economic performance and financial positions, expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events.  Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: the impact of the COVID-19 pandemic on our business; our inability to attract new customers on a cost-effective basis; our inability to retain customers; our inability to realize expected returns from our investments made in connection with our international expansion efforts; intense competition; loss of key retailers and reseller partnerships; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings which we make with the SEC from time to time, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021, filed with the SEC on June 9, 2021. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) creates powerful connected experiences for businesses and consumers, delivered from its smart cloud-based SaaS platform. For businesses of all sizes, Ooma provides advanced voice and collaboration features, including messaging, intelligent virtual attendants, and video conferencing to help them run more efficiently. For consumers, Ooma’s residential phone service provides PureVoice HD voice quality, advanced functionality and integration with mobile devices. Learn more at www.ooma.com or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Mike Langberg

Director of Corporate Communications

Ooma, Inc.

press@ooma.com

(650) 566-6693

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	July 31,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$20,067	$17,298
Short-term investments	9,941	11,013
Accounts receivable, net	4,828	5,228
Inventories	13,840	12,233
Other current assets	11,845	10,222
Total current assets	60,521	55,994
Property and equipment, net	5,620	5,071
Operating lease right-of-use assets	14,339	6,045
Intangible assets, net	4,860	5,513
Goodwill	4,264	4,264
Other assets	13,588	12,210
Total assets	$103,192	$89,097

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,002	$7,499
Accrued expenses and other current liabilities	20,896	22,731
Deferred revenue	16,797	16,426
Total current liabilities	46,695	46,656
Long-term operating lease liabilities	11,199	2,815
Other liabilities	88	75
Total liabilities	57,982	49,546

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	173,568	166,577
Accumulated other comprehensive gain	1	7
Accumulated deficit	(128,363)	(127,037)
Total stockholders' equity	45,210	39,551
Total liabilities and stockholders' equity	$103,192	$89,097

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2021	2020	2021	2020
Revenue:
Subscription and services	$43,537	$38,500	$85,502	$76,116
Product and other	3,520	2,912	7,127	5,602
Total revenue	47,057	41,412	92,629	81,718

Cost of revenue:
Subscription and services	12,326	11,615	24,665	22,956
Product and other	5,428	4,295	10,579	8,085
Total cost of revenue	17,754	15,910	35,244	31,041
Gross profit	29,303	25,502	57,385	50,677

Operating expenses:
Sales and marketing	14,331	11,779	28,347	24,225
Research and development	9,416	9,050	18,723	17,896
General and administrative	6,014	5,222	11,739	10,250
Total operating expenses	29,761	26,051	58,809	52,371
Loss from operations	(458)	(549)	(1,424)	(1,694)
Interest and other income, net	19	182	98	261
Net loss	$(439)	$(367)	$(1,326)	$(1,433)

Net loss per share of common stock:
Basic and diluted	$(0.02)	$(0.02)	$(0.06)	$(0.06)
Weighted-average shares of common stock outstanding:
Basic and diluted	23,359,715	22,232,176	23,209,151	22,066,771

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(439)	$(367)	$(1,326)	$(1,433)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	3,321	3,090	6,515	6,098
Depreciation and amortization of capital expenditures	775	756	1,548	1,469
Amortization of intangible assets	326	326	652	652
Non-cash operating lease expense	713	798	1,531	1,592
Other	14	(6)	24	24
Changes in operating assets and liabilities:
Accounts receivable, net	(762)	1,157	400	327
Inventories	(394)	1,174	(1,600)	(524)
Other assets	(2,037)	(1,148)	(3,007)	(1,818)
Accounts payable and other liabilities	343	(4,134)	(2,127)	(7,140)
Deferred revenue	710	867	384	418
Net cash provided by (used in) operating activities	2,570	2,513	2,994	(335)

Cash flows from investing activities:
Proceeds from maturities and sales of short-term investments	3,000	2,800	9,900	11,986
Purchases of short-term investments	(2,816)	(2,998)	(8,859)	(12,013)
Capital expenditures	(1,077)	(746)	(1,742)	(1,508)
Net cash used in investing activities	(893)	(944)	(701)	(1,535)

Cash flows from financing activities:
Proceeds from issuance of common stock	152	634	1,621	1,901
Shares repurchased for tax withholdings on vesting of restricted stock units	(660)	(350)	(1,145)	(822)
Net cash (used in) provided by financing activities	(508)	284	476	1,079
Net increase (decrease) in cash and cash equivalents	1,169	1,853	2,769	(791)
Cash and cash equivalents at beginning of period	18,898	9,036	17,298	11,680
Cash and cash equivalents at end of period	$20,067	$10,889	$20,067	$10,889

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2021	2020	2021	2020
Revenue	$47,057	$41,412	$92,629	$81,718

GAAP gross profit	$29,303	$25,502	$57,385	$50,677
Stock-based compensation and related taxes	296	269	585	539
Amortization of intangible assets	73	73	146	146
Non-GAAP gross profit	$29,672	$25,844	$58,116	$51,362

Gross margin on a GAAP basis	62%	62%	62%	62%
Gross margin on a Non-GAAP basis	63%	62%	63%	63%

GAAP operating loss	$(458)	$(549)	$(1,424)	$(1,694)
Stock-based compensation and related taxes	3,442	3,175	6,767	6,309
Amortization of intangible assets	326	326	652	652
Non-GAAP operating income	$3,310	$2,952	$5,995	$5,267

GAAP net loss	$(439)	$(367)	$(1,326)	$(1,433)
Stock-based compensation and related taxes	3,442	3,175	6,767	6,309
Amortization of intangible assets	326	326	652	652
Non-GAAP net income	$3,329	$3,134	$6,093	$5,528

GAAP basic and diluted net loss per share	$(0.02)	$(0.02)	$(0.06)	$(0.06)
Stock-based compensation and related taxes	0.15	0.14	0.29	0.28
Amortization of intangible assets	0.01	0.02	0.03	0.03
Non-GAAP net income per basic share	$0.14	$0.14	$0.26	$0.25
Non-GAAP net income per diluted share	$0.13	$0.13	$0.25	$0.24

GAAP weighted-average basic and diluted shares	23,359,715	22,232,176	23,209,151	22,066,771
Non-GAAP weighted-average diluted shares	24,767,569	23,326,465	24,558,433	23,076,692

GAAP net loss	$(439)	$(367)	$(1,326)	$(1,433)
Reconciling items:
Interest and other income, net	(19)	(182)	(98)	(261)
Depreciation and amortization of capital expenditures	776	756	1,549	1,469
Amortization of intangible assets	326	326	652	652
Stock-based compensation and related taxes	3,442	3,175	6,767	6,309
Adjusted EBITDA	$4,086	$3,708	$7,544	$6,736